UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 9, 2008

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

COMMISSION FILE NO.  1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices)

 (916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2008, Waste Connections, Inc. (the "Company") increased the size of its existing unsecured Revolving Credit Agreement ("Credit Agreement") by $45 million to $845 million, pursuant to that certain Increase in Commitment, dated as of June 9, 2008, by and among the Company, certain of the Company's subsidiaries, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as increasing lenders, and Bank of America, N.A., as administrative agent (the "Commitment Increase").  As of May 31, 2008, we had approximately $546 million of outstanding obligations under our Credit Agreement, including approximately $71 million for letters of credit.

Other than this increase in commitments, the pricing, terms, conditions and covenants of the Credit Agreement remain the same.

The above description of the Commitment Increase does not purport to be complete and is qualified in its entirety by reference to the Commitment Increase which is filed as an exhibit to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	4.1	Increase in Commitment, dated as of June 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.
(Registrant)

Date: June 9, 2008	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Increase in Commitment, dated as of June 9, 2008.